UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

ALTRA INDUSTRIAL MOTION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201 Braintree, Massachusetts	02184
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 917-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Altra Industrial Motion Corp. (“Altra”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 24, 2014. At the Annual Meeting, the stockholders:

(1)	elected all of the seven (7) nominees to serve as directors of Altra;

(2)	ratified the appointment of Deloitte & Touche LLP as Altra’s independent registered accounting firm for the fiscal year 2014;

(3)	approved the adoption of the Altra Industrial Motion Corp. 2014 Omnibus Incentive Plan; and

(4)	approved an advisory vote to approve Altra’s 2013 named executive officer compensation .

The results for each matter voted on by the stockholders at the Annual Meeting were as follows:

Proposal 1. Election of Directors:

	Shares “For”	Shares “Withheld”	Broker non-votes
Edmund M. Carpenter	24,526,888	152,374	347,036
Carl L. Christenson	24,585,218	94,044	347,036
Lyle G. Ganske	24,585,588	93,674	347,036
Michael S. Lipscomb	24,528,888	150,374	347,036
Larry McPherson	24,528,888	150,374	347,036
Thomas W. Swidarski	24,621,098	58,164	347,036
James H. Woodward Jr.	24,585,218	94,044	347,036

Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm:

Shares “For”	24,777,163
Shares “Against”	6,706
Shares “Abstain”	242,429
Broker Non-Votes	N/A

Proposal 3. Approval of the adoption of the Altra Industrial Motion Corp. 2014 Omnibus Incentive Plan:

Shares “For”	22,798,082
Shares “Against”	1,874,988
Shares “Abstain”	6,192
Broker Non-Votes	347,036

Proposal 4. Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (“Say on Pay”):

Shares “For”	23,557,475
Shares “Against”	1,116,018
Shares “Abstain”	5,769
Broker Non-Votes	347,036

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA INDUSTRIAL MOTION CORP.

/s/ Glenn Deegan
Name:	Glenn Deegan
Title:	Vice President, Legal and Human Resources, General Counsel and Secretary

Date: April 28, 2014

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